Form N-SAR
Item K
Changes in Registrant's certifying accountant

		(i)	As of September 14, 2011, Registrant dismissed
Grant Thornton LLP ("Grant Thornton"), the independent accountants who had previously been engaged as the principal accountant to audit the Registrant's financial statements.

(ii)	Grant Thornton's report on the financial
statements of Registrant for the two most recent fiscal years ended October 31, 2009 and October
31, 2010 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)	The decision to change accountants was
recommended by the Audit Committee and approved by the Registrant's Board of Trustees at a Board
Meeting held on September 14, 2011.

(iv)	During Registrant's two most recent fiscal years
there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure of auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports on the Registrant's financial statements for such years.

(v)	During the Registrant's two most recent fiscal
years there were no "reportable events" of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933, as amended.

2.	The Registrant by action of its Board of Trustees
taken on September 14, 2011, engaged Tait, Weller &
Baker LLP ("Tait Weller") as its independent registered public accounting firm to audit the Registrant's financial statements for the fiscal year ended October 31, 2011. During the
Registrant's two most recent fiscal years, neither the Registrant nor anyone on its behalf has consulted Tait Weller on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant's financial statements or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-
K) or a reportable event (as described in paragraph
(a)(1)(v) of said Item 304).

3.	Registrant has requested that Grant Thornton furnish
it with a letter addressed to the SEC stating whether or not it agrees with the above statements.
A copy of such letter is filed as an Exhibit to this Form N-SAR.